UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2013

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2013, we entered into the First Amendment to Credit Agreement among us, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”) and the banking institutions listed below (the “Amendment”). The Amendment modifies our multi-currency revolving credit agreement, dated August 19, 2011 (the “Credit Agreement”). We, from time to time, may borrow, repay and re-borrow up to $600 million until the maturity date, at which time our ability to borrow under the Credit Agreement will terminate.

The Credit Agreement was amended to:

(1)	Extend the maturity date one year from August 19, 2016 to August 19, 2017;

(2)	Reduce the lending commitment of Compass Bank from $40 million to $30 million;

(3)	Increase the lending commitments of JPMorgan, Wells Fargo Bank, N.A., U.S. Bank National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd. each by $2.5 million; and

(4)	Amend the definition of “Fixed Rate” as follows:

(a)	Mexican Pesos. Change the determination of Fixed Rate from referencing (i) rates at which deposits of Mexican Pesos for comparable amounts and maturities are offered to the principal London office of JPMorgan in the London or European interbank market, or other market (as determined by JPMorgan) to (ii) the Mexican Peso Negotiated Rate, which is the per annum rate JPMorgan quotes to us for the relevant interest period.

(b)	British Pounds Sterling. Change the determination of Fixed Rate from referencing (i) rates at which deposits of British Pounds Sterling for comparable amounts and maturities are offered to the principal London office of JPMorgan in the London or European interbank market, or other market (as determined by JPMorgan) to (ii) the London interbank offer rate (LIBOR) administered by the British Bankers Association as displayed on page LIBOR01 or LIBOR02 of the Reuters screen for a maturity comparable to the relevant interest period.

(c)	Canadian Dollars. Specify that the Fixed Rate is determined by referencing the CDOR Rate, or the average rate of banker’s acceptances as administered by the Investment Industry Regulatory Organization of Canada with a tenor equal to the relevant interest period displayed on CDOR01 page of Reuters Monitor Service.

Below are the lending commitments under the Credit Agreement, as amended.

Banking Institution	Lending Commitment
JPMorgan Chase Bank, N.A.	$80,000,000
Wells Fargo Bank, N.A.	$80,000,000
U.S. Bank National Association	$80,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$55,000,000
SunTrust Bank	$40,000,000
RBS Citizens, N.A.	$40,000,000
PNC Bank, N.A.	$40,000,000
Toronto Dominion (Texas) LLC	$40,000,000
Compass Bank	$30,000,000
Comerica Bank	$30,000,000
UMB Bank N.A.	$30,000,000
Fifth Third Bank	$30,000,000
Arvest Bank	$25,000,000

$600,000,000

We may elect the type of borrowing under the amended Credit Agreement, which determines the rate of interest to be paid on the outstanding principal balance, as follows:

(1)	ABR Borrowing. Under an ABR loan, we will pay interest at the Alternate Base Rate, which is the greater of (a) the prime rate publicly announced by JPMorgan; (b) the weighted average rate on overnight Federal funds transactions, plus 1/2 of 1%; or (c) the rate appearing on Reuters screen LIBOR01 for dollar deposits with one month maturity multiplied by a fraction (the numerator being 1, and the denominator being 1 minus the aggregate of the maximum reserve percentage to which JPMorgan is subject for Eurocurrency funding) plus 1%.

(2)	Fixed Rate Borrowing. Under a Fixed Rate loan, we will pay interest at (a) a fixed rate published on a designated reference page of the Reuters screen (for the available currency and interest period chosen for the loan by us) equal to the rate published for deposits denominated in such currency with a maturity comparable to such interest period (except for loans denominated in Mexican Pesos, British Pound Sterling or Canadian Dollars, in which the case the Fixed Rate is determined as described above), plus (b) a Fixed Spread percentage which is currently 0.975% (based on the S&P and Moody’s ratings of our senior unsecured debt).

(3)	Dollar Swingline Loans. Under a Dollar Swingline loan (which is initially made by JPMorgan for short-term administrative convenience on same day notice) we will pay interest at a rate equal to the weighted average rate on overnight Federal funds transactions, plus 1.5%.

(4)	Competitive Loans. Under a Competitive loan, we will pay interest at a rate equal to a competitive variable or fixed rate accepted by us.

We are required to periodically pay accrued interest on any outstanding principal balance under the Credit Agreement at different time intervals based upon the elected interest rate and the elected interest period. Any outstanding principal under the Credit Agreement will be due upon the maturity date.

We may also terminate or reduce the lending commitments under the Credit Agreement, in whole or in part, upon three business days notice. Our ability to borrow under the Credit Agreement is reduced by the amount of outstanding letters of credit issued pursuant to the Credit Agreement. The amount of letters of credit is limited to $250 million. As of the date hereof, there are no letters of credit outstanding under the Credit Agreement.

The Credit Agreement is unsecured, but contains restrictive covenants which, among other things, limit (i) our total indebtedness to 60% of our total capital (each as defined in the Credit Agreement), (ii) the amount of secured debt to 15% of consolidated total assets, and (iii) the amount of assets sold, transferred or leased (other than products sold in the ordinary course) in any trailing four quarter period to 20% of consolidated total assets as of the most recent fiscal year-end.

Subject to certain customary cure periods, the Credit Agreement provides that if we breach any representation or warranty, do not comply with any covenant, fail to pay principal, interest or fees in a timely manner, or if any Event of Default (as defined in the Credit Agreement) otherwise occurs, then the Credit Agreement may be terminated. Upon termination, all outstanding indebtedness under the Credit Agreement will accelerate.

The Credit Agreement acts as support for the marketability of our $600 million commercial paper program. As of August 22, 2013, the Company had $186 million of commercial paper outstanding. There are currently no borrowings under the Credit Agreement. Although we do not anticipate borrowing directly under the Credit Agreement, we can do so independently from the commercial paper program.

The foregoing is only a summary of certain terms of the Credit Agreement and the Amendment and is qualified in its entirety by reference to: (a) the Credit Agreement, dated August 19, 2011 among us, JPMorgan, as administrative agent, and the participating banking institutions named therein, which was filed August 19, 2011 as Exhibit 10.1 to our Form 8-K and is incorporated herein by reference; and (b) the First Amendment to Credit Agreement, dated August 22, 2013, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The listed banks and/or their affiliates have provided, from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated August 19, 2011 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 19, 2011 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.2*	First Amendment to Credit Agreement, dated August 22, 2013, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein.

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: August 26, 2013	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President –
Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated August 19, 2011 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 19, 2011 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.2*	First Amendment to Credit Agreement, dated August 22, 2013, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein.

*	Denotes filed herewith.